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               CONSTRUCTION/DEVELOPMENT AGREEMENT BETWEEN OWNER,
                           CONTRACTOR AND DEVELOPER
                 (SWISS AMERICAN SAUSAGE FACILITY/CROSSROADS)


     THIS CONSTRUCTION/DEVELOPMENT AGREEMENT BETWEEN OWNER, CONTRACTOR, AND DEVELOPER ("AGREEMENT"), dated for reference purposes as June 19, 1998 is made by and between SWISS AMERICAN SAUSAGE CO., DIVISION OF PROVENA FOODS INC., a corporation organized under the laws of the State of California (hereinafter called "OWNER"), A.P. THOMAS CONSTRUCTION, INC., a california corporation (hereinafter called "CONTRACTOR"), and CATLIN PROPERTIES, INC., a California corporation ("DEVELOPER"), with respect to the construction by Contractor of the project (hereinafter the "PROPERTY" or "PROJECT"), described in Exhibit A
                                                                ---------
attached hereto. The date upon which this Agreement is fully executed by all parties shall be referred to hereinafter as the "EFFECTIVE DATE".

                                   ARTICLE 1
                                  DEFINITIONS

    A. The "OWNER" is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents (as hereinafter defined).

    B. the "DEVELOPER" is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents. Pursuant to separate documentation, Developer is the authorized agent of Crossroads CREA Investors LLC, a Delaware limited liability company with regard to the development of the Project known as "Crossroads Commercial Center," located in Lathrop, California, in which the Project is located.

    C. The "CONTRACTOR" is the person or entity identified as such in the Agreement and is referred to throughout the Contract Documents.

    D. The "ARCHITECT" shall mean W.B. Clausen Structural Engineers Inc., or any other qualified architect agreed upon by Developer and Owner.

    E. The "PROJECT" is the total design and construction for which the Contractor is responsible under this Agreement, including, all professional design services and all construction documents, labor, materials, supplies, fixtures, tools, equipment, transportation, and other items to perform all work of whatever nature to construct upon the Property and complete in a workmanlike manner that certain Project generally described in Exhibit A attached hereto.
                                                   ---------

    F. The "WORK" is the performance of Contractor's obligations set forth in this Agreement and as provided in Exhibit B attached hereto.
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    G.  The "CONTRACT DOCUMENTS" consist of this Agreement, the documents listed in this Agreement, and the documents set forth in Exhibit C attached hereto.
                                                  ---------

                                   ARTICLE 2
                           PLAN AND ESTIMATE PROCESS

     2.1  PRELIMINARY PLANS/PRELIMINARY COST ESTIMATE. The Architect, pursuant
          -------------------------------------------
to separate documentation entered into directly between Owner and Architect, at Owner's cost, shall prepare preliminary plans and specifications ("PRELIMINARY PLANS AND SPECIFICATIONS") of the Project, which shall be in sufficient detail to enable a preliminary cost estimate to be developed, and deliver such document to Developer and Contractor within one (1) day following the Effective Date. Owner shall cause the Architect to reasonably cooperate with Developer and Contractor with regard to any requested modifications necessary to enable the preparation of a preliminary cost estimate ("PRELIMINARY COST ESTIMATE") of the expense of constructing the Project. The Developer and Contractor shall deliver to Owner the Preliminary Cost Estimate within one (1) day following their receipt of the Preliminary Plans and Specifications. Owner shall approve or disapprove of the Preliminary Cost Estimate within one (1) day following receipt of such document by delivery of written notice ("PRELIMINARY COST NOTICE") to Developer and Contractor. If such notice disapproves of such estimate and such estimate is not amended to the satisfaction of Owner, Developer and Contractor within one (1) day following the date of Developer's and Contractor's receipt of the Preliminary Cost Notice, this Agreement shall automatically terminate and the parties shall have no further obligations hereunder. The failure of Owner to deliver the Preliminary Cost Notice within the specified time period shall be deemed Owner's disapproval of the Preliminary Cost Estimate. In preparing the Preliminary Cost Estimate, Developer and Contractor shall use their collective commercially reasonable efforts to approximate the expected cost of constructing the Project, consulting with subcontractors, materialmen and/or service providers, to determine such estimate, and such analysis shall be summarized and included with the Preliminary Cost Estimate. As a result of the preliminary nature of the Preliminary Cost Estimate, the Developer and Contractor make no representation or warranty regarding such matters, however, if, following delivery of the Preliminary Cost Estimate, Developer and/or Contractor discover that any line item within such estimate is materially inaccurate, Developer or Contractor, as appropriate, shall provide Owner with written notice of such determination. Owner shall evidence its approval of the Preliminary Plans and Specifications, within one (1) day following Developer's and Contractor's receipt of the Preliminary Cost Estimate, by signing such document and delivering it to Developer and Contractor, following which such document shall be referred to as the "APPROVED PRELIMINARY COST ESTIMATE."

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    2.2  AGREED PRICE. Within three (3) days following Owner's approval of the
         ------------
Approved Preliminary Cost Estimate, Owner shall cause the Architect to immediately commence the preparation of final plans and specifications ("PLANS AND SPECIFICATIONS"), consisting of technical drawings, schedules, diagrams, material criteria and specifications, for the Project, and deliver such document to Developer and Contractor. Owner shall cause the Plans and Specifications to be delivered to Developer and Contractor not later than ten (10) days following the commencement of preparation of such documents. Owner shall cause the Architect to incorporate any reasonable modifications requested by Developer and/or Contractor necessary to make such document either consistent with the Preliminary Plans and Specifications or necessary to enable a final price proposal to be developed ("FIXED PRICE PROPOSAL"). Within ten (10) days following Developer's and Contractor's receipt of the Plans and Specifications, Developer and Contractor shall prepare and deliver the Fixed Price Proposal to Owner. Such budget shall set forth all costs and expenses necessary to construct the Project consistent with the Plans and Specifications, established customary contingencies for the various stages of construction, and include copies of all bids received from qualified subcontractors utilized by Contractor in preparing and finalizing the Fixed Price Proposal. Within three (3) days following Owner's receipt of the Fixed Price Proposal, Owner shall approve or disapprove such document, which approval shall not be unreasonably withheld, by delivery of written notice to Contractor and Owner. Contractor shall incorporate any reasonable revisions to the Fixed Price Proposal requested by Owner. In the event that Owner, Contractor and Developer cannot agree upon the Fixed Price Proposal within twenty (20) days following Owner's receipt thereof, this Agreement shall automatically terminate and, except as provided herein, the parties shall have no further obligations under this Agreement. Notwithstanding any other provision of this Agreement to the contrary, in the event that the Agreement terminates pursuant to the provisions of this Section 2.2, and the total Fixed Price Proposal is less than or equal to Three Million Eight Hundred Twenty Thousand and No/lOOths Dollars ($3,820,000.00) for the cost of the Project, plus Two Hundred Ninety Thousand and No/lOOths Dollars ($290,000.00) for all fees for utility hookup, and construction permits, within five (5) days of such termination, Owner shall pay Contractor the amount of Twenty Thousand and No/lOOths Dollars ($20,000.00) ("SECTION 2.2 TERMINATION FEE"). Upon
Owner's approval of the Fixed Price Proposal, Owner shall evidence such approval by signing such document and deliver it to Developer and Contractor, following which such document shall be referred to as the "FIXED PRICE AGREEMENT."

     2.3 PROGRESS SCHEDULE. Concurrent with Contractor's delivery of the Fixed Price Proposal, Contractor shall prepare and deliver to Owner a proposed time schedule ("PROPOSED TIME SCHEDULE") relating to the Work. Within five (5) days following

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Owner's receipt of the Proposed Time Schedule, Owner shall approve or disapprove such document, which approval shall not be unreasonably withheld, by delivery of written notice to Developer and Contractor. Contractor shall incorporate any reasonable revisions to the Proposed Time Schedule requested by Owner. Owner's approval of the Fixed Price Agreement shall also be deemed Owner's approval of the Proposed Time Schedule, following which, such document shall be referred to as the "APPROVED TIME SCHEDULE."

                                   ARTICLE 3
                          DEVELOPER RESPONSIBILITIES

     3.1  DEVELOPER'S SERVICES. The Developer will perform the following
          --------------------
services under this Agreement in each of the two phases described below.

          3.1.1  Design Phase.
                 ------------

               (a)  Consultation During Project Development. Schedule and attend
                    ---------------------------------------
regular meetings with the Architect during the Design Phase (as hereinafter defined) to advise on site use and improvements, selection of materials, building systems and equipment. Provide recommendations on construction feasibility, availability of materials and labor, time requirements for installation and construction, and factors related to cost including costs of alternative designs or materials.

               (b)  Scheduling. Develop, in conjunction with Contractor, the
                    ----------
Proposed Time Schedule, that coordinates and integrates the Architect's design efforts with construction schedules. Update the Proposed Time Schedule incorporating a detailed schedule for the construction operations of the Project, including realistic activity sequences and durations, allocation of labor and materials, processing of shop drawings and samples, and delivery of products requiring long lead-time procurement.

               (c)  Project Construction Budget. Prepare, in conjunction with
                    ---------------------------
Contractor, the Fixed Price Proposal as provided in this Agreement.

               (d)  Coordination of Contract Documents. Review the Plans and
                    ----------------------------------
Specifications as they are being prepared, recommending alternative solutions whenever design details affect construction feasibility or schedules without, however, assuming any of the Architect's responsibilities for design. Review the Plans and Specifications with the Architect to eliminate areas of conflict and overlapping in the Work to be performed by the various trade contractors and prepare prequalification criteria for bidders.

               (e)  Equal Employment Opportunity. Determine, or assure
                    ----------------------------
compliance of, applicable requirements for equal

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employment opportunity programs for inclusion in Project bidding documents.

     3.2  CONSTRUCTION PHASE.
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          3.2.1  Project Control. During the Construction Phase (as hereinafter
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defined), monitor the Work of the Contractor and coordinate the Work with the activities and responsibilities of the Owner, Architect and Contractor to complete the Project in accordance with the Approved Time Schedule.

               (a) Establish procedures for coordination among the Owner, Architect, and Contractor with respect to all aspects of the Project and implement such procedures.

               (b) Schedule and conduct progress meetings at which Contractor, Owner, and Architect with respect to all aspects of the Project and implement such procedures.

               (c) Provide regular monitoring of the schedule as construction progresses. Identify potential variances between scheduled and Completion Date (as hereinafter defined). Review schedule for Work not started or incomplete and recommend to the Owner and Contractor adjustments in the Approved Time Schedule to meet the Completion Date.

          3.2.2  Permits. Process all appropriate documentation to obtain the
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Building Permit, Health/Safety Permit and all other applicable permits necessary with regard to the Work. Such process shall be subject to Owner's obligation to pay for all requisite fees for such permits.

          3.2.3  Intentionally omitted.

          3.2.4  Inspection. Inspect the Work of the Contractors for defects and
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deficiencies in the Work without assuming any of the Architect's responsibilities for inspection.

          3.2.5  Shop Drawings and Samples. In collaboration with the Architect,
                 -------------------------
establish and implement procedures for expediting the processing and approval of shop drawings and samples.

          3.2.6  Reports and Project Site Documents. Record the progress of the
                 ----------------------------------
Project. Submit progress reports to the Owner and the Architect. Cause Contractor to maintain at the Project site, on a current basis, records of all necessary contracts, drawings, samples, purchases, materials, equipment, maintenance and operating manuals and instructions, and other construction related documents, including all revisions. At the completion of the Project, cause Contractor to deliver all such records to the Owner.

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          3.2.7  Start-up. With the Owner's personnel, direct the checkout of
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utilities, operations systems and equipment for readiness and assist in their initial start-up and testing.

          3.2.8  Final Completion. Determine final completion and provide notice
                 ----------------
to the Owner and Architect that the Work is ready for final inspection. Secure and transmit to the Architect required guarantees, affidavits, releases, bonds and waivers. Turn over to the Owner all keys, manuals, record drawings and maintenance stocks.

     3.3  COMPENSATION FOR DEVELOPER. As compensation for services rendered by
          --------------------------
Developer in accordance with the provisions of this Agreement, Owner agrees to pay Developer the amount of Two Hundred Sixty-Nine Thousand and No/l00ths Dollars ($269,000.00) ("DEVELOPER FEE AND PROFIT"). Within ten (10) days following Developer's delivery to Owner of written demand to Owner, in addition to the Developer Fee, Owner shall pay to Developer the amount of Two Thousand Five Hundred and No/l00ths Dollars ($2,500.00) for title services, the amount of Seven Thousand Five Hundred and No/l00ths Dollars ($7,500.00) for soils analysis plus the amount of Fifteen Thousand and No/l00ths Dollars ($15,000.00) for legal services (collectively, "ADDITIONAL FEE"). The Developer Fee shall be paid on a percentage of completion basis of the Work, which completion percentages shall be confirmed in writing by the Architect. Developer shall submit a written invoice for such percentage portion of Developer Fee not more than once every thirty (30) day period during the term of this Agreement. In the event that this Agreement is terminated in accordance with the provisions contained herein, Owner shall pay to Developer the Additional Fee plus the portion of the Developer Fee earned as of the date of such termination, and Owner shall have no obligation to pay Developer the remaining unpaid portion of the Developer Fee.

                                   ARTICLE 4
                         CONSTRUCTION OF THE BUILDING

     4.1  SCOPE OF WORK FOR CONTRACTOR. Contractor agrees to furnish all labor,
          ----------------------------
services, materials, equipment, and supplies required for the prompt and efficient completion of the Project, including all work necessary or incidental thereto, and as more particularly described in the Plans and Specifications (as hereinafter defined).

          A.   BASIC SERVICES - DESIGN PHASE. The Contractor's basic services
               -----------------------------
during the period of time in which Architect is preparing the Preliminary Plans and Specifications ("DESIGN PHASE") are as described below.

               (1) The Contractor shall consult the Owner to ascertain requirements of the Project and shall review such requirements with the Owner.

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               (2)  The Contractor shall provide, after consultation with the
Owner, a preliminary evaluation of the Project.

               (3) The Contractor shall review with the Owner, alternative approaches to design and construction of the Project.

               (4) The Contractor shall submit to the Owner for approval a proposal including the proposed schedule for completion of the Work and all other information necessary to complete the Project.

          B.   BASIC SERVICES-CONSTRUCTION PHASE. The Contractor's basic
               ---------------------------------
services following Owner's approval of the Fixed Price Agreement are described below.

               (1) The Contractor shall obtain necessary approvals of the Plans and Specifications by the governmental authorities having jurisdiction over the Project, which includes the obtaining of a building permit ("BUILDING PERMIT"), the cost for which shall be the obligation of Owner, which cost shall be set forth in the Fixed Price Agreement. Owner agrees that all permits necessary for the handling, processing and/or packaging of food products and/or which are mandated by health and food safety governmental department shall be the obligation of Owner to obtain, which permits are collectively referred to as "HEALTH/FOOD PERMITS."

               (2) During the course of construction, the Contractor shall prosecute the Work diligently to completion with the sufficient people on the job at all times and shall cooperate with and provide access and coordination for the electrical installation and preparation for and installation of equipment by contractors engaged directly by the Owner.

               (3) Unless otherwise provided in the Contract Documents, the Contractor shall pay for labor, materials, equipment, tools, construction equipment and machinery, water, heat, utilities, transportation and other facilities and services necessary for proper execution and completion of the Work.

               (4) The Contractor shall correct Work which does not conform to the Construction Documents, unless approved in writing by Owner.

               (5) The Contractor shall give notices and comply with laws, ordinances, rules, regulations and lawful orders of public authorities relating to the Project.

               (6) The Contractor at all times shall keep the Property and surrounding area free from dust which might become a nuisance to other property owners, accumulation of waste materials or rubbish caused by the operations under the Agreement. At the completion of the Work, the Contractor shall

                                      -7-
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remove from and about the Project the Contractor's tools, construction equipment, machinery, surplus materials, waste materials and rubbish. If after first giving seven (7) days written notice to Contractor, the Contractor fails to clean up at the completion of the Work, the Owner may do so as provided in the Contract Documents, and the cost thereof shall be deducted from the Contract Sum. Contractor shall perform the following final cleaning activities for all trades at the completion of the Work:

                    (i)    Remove any temporary structures;

                    (ii) Remove to a reasonable standard marks, stains, fingerprints and other soil or dirt from painted, decorated and natural finish woodwork;

                    (iii) Remove spots, plaster, soil and paint from ceramic tile, marble, interior and exterior glass and other finished materials, and wash or wipe clean;

                    (iv) Clean fixtures, cabinet work and equipment, removing stains, paint, dirt and dust, and leave same in undamaged, new condition;

                    (v) Clean aluminum in accordance with recommendations of the manufacturer; and

                    (vi)   Mop clean resilient floors thoroughly.

               (7) The Contractor shall prepare Change Orders (as hereinafter defined) for changes requested by Owner or Contractor for the Owner's written approval and execution in accordance with this Agreement.

               (8) The Contractor shall maintain in good order at the site one record copy of the drawings, specifications, product data, samples, shop drawings, Change Orders and other modifications, marked currently to record changes made during construction. These shall be delivered to the Owner upon completion of the design and construction and prior to final payment.

                                   ARTICLE 5
                 DATE OF COMMENCEMENT, SUBSTANTIAL COMPLETION
                            AND TIME OF PERFORMANCE

    5.1   TIME OF PERFORMANCE. Contractor agrees to begin work as soon as
          -------------------
reasonably possible following receipt of the Building Permit in accordance with the Approved Time Schedule, to prosecute construction of the Project energetically and in full cooperation with Owner and other contractors. The date set forth in the Approved Time Schedule as commencement of Work shall be referred to as the "COMMENCEMENT DATE" and the completion date set forth therein shall be referred to as the "COMPLETION DATE."

All Work as set forth in the Approved Time Schedule shall be subject to delays resulting from a Force Majeure Event.

     5.2  COMPLETION OF THE PROJECT
          -------------------------

          A.  SUBSTANTIAL COMPLETION. "SUBSTANTIAL COMPLETION" or "SUBSTANTIALLY
              ----------------------
COMPLETE" shall mean the point in the progress of the Project when (i) construction is sufficiently complete to obtain final inspection and approvals in accordance with applicable law, (ii) all landscaping required by the Plan and Specifications is installed, (iii) all paving for driveways, sidewalks and parking areas required by the Plans and Specifications is completed, (iv) the Project may be utilized for its intended use, and (v) Contractor has cleaned the Project as required by this Agreement. Upon notification by Contractor that the Contractor considers the Project according to the Plans and Specifications as being Substantially Complete, Owner's agent (the "OWNER'S CONSTRUCTION CONSULTANT") and Developer shall promptly inspect the Project to determine whether it is Substantially Complete. If the Owner's Construction Consultant and Developer reasonably determines that the Project is Substantially Complete, the Owner's Construction Consultant shall issue a "CERTIFICATE OF SUBSTANTIAL COMPLETION" indicating that Substantial Completion has been achieved, which shall not relieve Contractor of any ongoing obligation hereunder or certify that the Work was done in accordance with the provisions of this Agreement. If such inspection discloses any item which prevents a determination of Substantial Completion ("MAJOR ITEM"), then Contractor shall complete such item before the Owner's Construction Consultant issues his Certificate of Substantial Completion. All cost and expense for services of the Owner's Construction Consultant shall be paid by Owner over and above the Contract Sum.

          B.  PUNCH LIST. At the time of Substantial Completion, Owner (with the
              ----------
assistance of Developer) and Contractor shall prepare a written list of minor items ("PUNCH LIST") which must be completed by the Contractor in order to achieve final completion of the Work. In the event such parties are unable to agree upon the minor items to be included on the Punch List, then both parties agree to arbitrate the disagreement in accordance with the provisions of this Agreement. Contractor shall complete Punch List work within thirty (30) days following the date of issuance of the Punch List to the extent such items may be completed within such time period (items which require longer than thirty (30) days shall be completed thereafter using Contractor's due diligence).

          If Contractor fails to complete the Punch List within thirty (30) days (or immediately thereafter as provided above), Owner shall be entitled to complete the Punch List itself and deduct the cost thereof from any payments remaining to be made by Owner under this Agreement. Contractor, Developer and Owner's

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Construction Consultant shall review the Punch List and determine the estimated cost of completing the Punch List work.

          Owner shall be entitled to withhold from payment of the Contract Sum an amount equal to one hundred percent (100%) of the estimated cost of completing the Punch List work pending completion of the Punch List work. Upon completion of the Punch List Items, in the event Owner still fails to make the Final Payment (as hereinafter defined) within thirty (30) days of the date on which such sum is due, then Owner shall incur a penalty for late payment equal to five percent (5%) of the Final Payment due.

          C.  NOTICE OF COMPLETION. Within ten (10) days after issuance of the
              --------------------
Certificate of Substantial Completion, Owner shall file for record a "NOTICE OF COMPLETION" with the county Recorder, and evidence of such filing shall be submitted to the Contractor.

     5.3  FORCE MAJEURE. If Contractor is delayed in the prosecution or
          -------------
completion of its obligations hereunder by the act, neglect, default or delay of Owner, acts of God, including, but not limited to, flood, earthquake, tornado, wind, and rain delays, lock-outs, war, civil commotion, strikes materials interruptions, fire or other casualty, or any similar unforeseen matters, beyond Contractor's control which prevent access to the job site by workers or prevent work from being done ("FORCE MAJEURE EVENT"), then the time herein fixed for completion of such obligations set forth in the Approved Time Schedule shall be extended by the number of days that Contractor has thus been delayed. Notwithstanding the occurrence of any of the foregoing, Contractor shall use all due diligence to complete the Project by the Completion Date.

     5.4  CHANGES/EXTRA WORK. No changes shall be made in the Work, the Plans
          ------------------
and Specifications, the Contract Sun, the Approved Time Schedule or the Completion Date, unless a written change order ("CHANGE ORDER") specifying the changes has been executed by the Owner and the Contractor, except that Contractor shall effect a change within the general scope of the Project upon written direction of the Owner without a Change Order, and the Contract Sum or Completion Date or both shall be equitably adjusted therefor. Upon any request from the Owner for a change in the Work, the Contractor shall promptly prepare and submit to the Owner a proposed Change Order specifying any changes in the Contract Sum and Completion Date by reason of the requested change. The Contractor shall perform the work in compliance with the inspection and other requirements of any applicable governmental entity with jurisdiction over the Work. If the Contractor claims that any extra work is required by reason of any act of the Owner or defect in the Plans and Specifications, the Contractor shall promptly submit a proposed Change Order to the Owner therefor.

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     5.5  LIENS. Contractor shall defend, indemnify and hold Owner harmless
          -----
against any and all claims, liability, loss, damage, cost or expenses, including reasonable attorneys' fees, award and judgments arising by reason of claims, liens, stop notices or bond claims asserted for labor, materials, or equipment used or furnished for use on the Project, arising out of Contractor's, or its subcontractor's work only; provided, however such indemnification obligation is conditioned upon Owner complying with the provisions of this Agreement and making the specified payments expressly set forth herein. Upon any application for a progress payment hereunder Contractor shall provide conditional lien releases acceptable to Owner's lender from the relevant persons or entities having potential lien claims.

     5.6  ACCESS TO RECORDS. Contractor agrees that its records shall be kept on
          -----------------
an "open book basis" and that Owner shall have the right to review Contractor's records relating to the Work upon written request.

                                   ARTICLE 6
                  QUALITY OF THE WORK AND RELATED PROVISIONS


     6.1  QUALITY OF THE WORK. All materials, equipment and Work
          -------------------
furnished by or on behalf of Contractor shall strictly comply with all requirements of this Agreement and the Plans and/or Specifications, be of good and workmanlike quality and free from defects, and shall be subject to inspection and approval by Owner. Defective or nonconforming materials, equipment or work shall, at Owner's option, be repaired or replaced, at Contractor's sole expense immediately upon notification thereof, to the satisfaction of Owner. The cost to repair any adjacent materials, equipment or work disturbed or damaged during or as a result of any such corrective work shall also be paid by Contractor. All corrective materials, equipment and work is similarly guaranteed. No inspection, failure of inspection or payment to Contractor shall be deemed a waiver of the foregoing; and nothing herein shall exclude or limit any warranties implied by law. If Contractor fails, neglects or refuses, within seven (7) days after written demand is made by Owner, to correct any defective materials, equipment or work, Owner may, without further notice or demand, cause such defective materials, equipment or work to be repaired or replaced by others. Contractor shall immediately reimburse Owner for the cost of such repair or replacement. This warranty, which shall be limited for a term of one (1) year following the filing of Notice of Completion, shall not reduce, and is in addition to, Contractor's liability under other provisions of applicable law or for latent defects.

     6.2  SUBCONTRACTORS. Contractor may hire subcontractors to perform work on
          --------------
the Project. Contractor shall have full directing authority over the execution of subcontracts and shall

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

provide Owner with a list of all subcontractors Contractor may use. In the event Owner objects to any subcontractor or the quality of work of any subcontractor, it shall notify Contractor in writing of the identity of the subcontractor and the specific objection warranting the notice. Contractor shall then investigate and report back to Owner and thereafter each shall negotiate in good faith to attempt to rectify the objection. Contractor warrants to Owner that each subcontractor to be used on the Project shall maintain the required licenses in good standing, the required Workers' Compensation coverage for employees, adequate liability insurance and adequate financial strength to complete the Project and shall otherwise comply with Section 6.4(d).

     6.3  PROTECTION OF WORK. Contractor shall secure and protect the Work done
          ------------------
hereunder until Substantial Completion.

    6.4   INSURANCE. Contractor shall procure and maintain insurance on all of
          ---------
its operations during the progress of the Work, with reliable insurance companies, on forms reasonably acceptable to Owner, for the following minimum insurance coverages:

          (a) Workers' compensation insurance and occupational disease insurance as required by law and employer's liability insurance with minimum limits of $1,000,000 covering all workplaces involved in this Agreement.

          (b) Comprehensive general liability insurance, including Contractor's contingent coverage, with limits of not less than as indicated in either (1) or
(2) as follows: (1) Bodily Injury Liability - $1,000,000 each person, $1,000,000 each occurrence; Property Damage Liability - $1,000,000 each occurrence, $2,000,000 aggregate; (2) a single limit for Bodily Injury Liability and Property Damage Liability combined of $1,000,000 each occurrence and $2,000,000 aggregate.

          (c) The insurance shall be on an occurrence basis and shall cover all operations of Contractor, including, but not limited to, the following: (i) premises and operations; (ii) contractual liability insuring the obligations assumed by Contractor in this Agreement; (iii) explosion, collapse, and underground property damage; (iv) broad form property damage liability endorsement; and (v) personal injury liability endorsement.

          (d) The policies referred to in subsections (a) and (b) shall be primary and noncontributing and name Owner as an additional insured. Contractor shall also provide Certificates of Insurance, or other evidence of insurance as requested by Owner, to Owner before any Work is commenced hereunder by Contractor. The certificates shall provide that there will be no cancellation, reduction or modification of coverage without thirty (30) days' prior written notice to Owner.

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     6.5  BUILDER'S RISK. Prior to the commencement of the physical Work of
          --------------
construction on the Project, or any portion thereof, Contractor shall procure or cause to be procured, the following insurance coverage with respect to the Project. Such insurance shall be issued by insurance carriers to which Owner makes no reasonable objection, and shall be maintained in full force and effect throughout the term of this Agreement. The cost of such insurance shall be paid by Owner, which cost shall be included by Contractor in the Contract Sum.

          (a) A broad-form builder's risk insurance with course of construction, vandalism, and malicious mischief clauses attached, insuring against all risks of physical loss, in an amount not less than one hundred percent (100%) of the insurable value of the Project, on (1) the structures upon which the Project is to be constructed; (2) the Project; (3) all work in progress including materials to be incorporated in the Project which qualifies for payment under the terms of this Agreement, regardless of whether said materials are stored on the site or actually incorporated into the Project; and
(4) all special equipment or forms, owned or rented by Contractor, especially designed for the Project. Owner shall be provided with a duplicate copy of the insurance policy evidencing such coverage, which shall name Owner as additional insured and shall provide that the policy shall not be canceled, reduced or modified by the insurer until after thirty (30) days' written notice to Owner and to Contractor. Contractor assumes the risk and liability of all casualty losses with respect to the risks described above which are within loss deductible clauses.

          (b) The broad-form builder's risk insurance coverage herein required shall be for the benefit of Contractor and Owner as their interest may appear; and all sums payable thereunder shall be paid to Owner as trustee for the insured and held in a trust fund for the purpose of paying the costs, in whole or in part, or restoring or rebuilding the Project to be constructed in order to assure contractor's compliance with the obligation to complete the Project.

          (c) Contractor and Owner each hereby grant to the other on behalf of any insurer providing insurance required by this Section, a waiver or any right of subrogation which such insurer may acquire against the other by virtue of payment of any loss under such insurance; provided, however, that any such waiver shall be effective only in the event that, and only so long as, the party waiving subrogation rights is empowered to grant such a waiver under the terms of the policy or policies involved without affecting the insurance coverage.

     6.6  INDEMNITY. Contractor shall, with respect to all Work which is covered
          ---------
by or incidental to this Agreement [including, without limitation, all work performed by Contractor's subcontractors, employees and/or agents (collectively,

"CONTRACTOR'S AGENTS") and/or incidental thereto], defend, indemnify, and hold Owner and Developer harmless from and against any and all claims, liabilities, losses, damages, costs and/or expenses, including reasonable attorneys' fees, awards, fines or judgments, arising by reason of any claim for compensation, the death or bodily injury to persons (including its employees and employees of Contractor's Agents), injury to property, design defects or other loss, damage or expense of any kind whatsoever, including any of the same resulting from Contractor's and/or Contractor's Agents alleged or actual negligent and/or intentional act or omission, regardless of whether such act or omission is active or passive. In the instance in which Owner and/or Developer suffers any liability, loss, damage, costs or other expense that is in part the fault of Owner or Owner's agents, then Contractor shall remain obligated to indemnify Owner to the extent of Contractor's and/or Contractor's Agents' fault, negligence and/or willful misconduct.

     6.7  CLEANUP. Contractor shall perform its Work so as to maintain the site
          -------
in a clean, safe and orderly condition. Upon Completion of the Project, Contractor shall remove from the site all temporary structures, debris and waste incident to its operation.

     6.8  PERMITS, LICENSES AND FEES. On behalf of Owner, Developer shall secure
          --------------------------
all necessary permits and licenses, including the Building Permit, necessary to comply with all laws, ordinances, rules, regulations, orders and requirements of any city, county, state, federal or other public body having jurisdiction as may be required for the proper execution, performance and completion of the Plans and Specifications under this Agreement. Notwithstanding the foregoing, Owner, at its cost, acknowledges and agrees that it shall be responsible for obtaining any and all Health/Food Permits. Owner shall pay all applicable fees which may be required by law by any public body for the performance and completion of the Work under this Agreement.

     6.9  LICENSE. Contractor represents that he is a duly licensed general
          -------
contractor by the State in which the Project is located, that it shall maintain said license in good standing during the term of this Agreement. Contractor further represents that he is experienced and qualified to perform the construction of the Project in accordance with the Plans and Specifications and that financial information supplied by Contractor to Owner is assurance and representative of Contractor's financial condition.

     6.10 BOND. Contractor shall furnish Owner with a payment and performance
          ----
bond issued by a responsible surety company in the amount of the Contract Sum, indemnifying Owner against the breach of this Agreement by Contractor. Owner shall pay the normal premium on such approved bond.

                                   ARTICLE 7
                                 CONTRACT SUM

    Owner agrees to pay Contractor for Work and materials on the Project, as set out in the Plans and Specifications, in the amounts and on the dates indicated below.

     7.1  CONTRACT SUM. For the purpose of this Agreement, the "CONTRACT SUM"
          ------------
shall be equal to the amount set forth in the Fixed Price Agreement, as such amount is from time to time adjusted by Change Order pursuant to Section 5.4. Such amount is in addition to the Developer Fee paid to Developer as provided in this Agreement.

     7.2  BILLINGS. Contractor shall make written application ("BILLING") to
          --------
Owner for payment of a percentage of completion of each appropriate Line Item during the course of Work upon thirty (30)-day intervals or upon intervals as specified by Owner ("PROGRESS PAYMENTS"). Owner may have its Construction Consultant verify the percentage of completion.

                                   ARTICLE 8
                                    PAYMENT

     8.1  PROGRESS PAYMENTS. Owner agrees to make Progress Payments to
          -----------------
Contractor in accordance with the provisions of this Agreement.

          A. Upon the Billing of percentages of completion for each Line Item, Owner shall pay the amount specified in the Billing, less Retention (as hereinafter defined).

          B. Contractor shall deliver to Owner an "APPLICATION FOR PAYMENT" showing the occurrence of the event covered by the Application for Payment. Amounts claimed by Contractor for completion of Change Orders or any other additional costs, expenses or contract sums, may be requested at the time of application for other payments or independently thereto. Said Application for Payment shall be submitted on a form approved by Owner (and Owner's lender, where applicable). Materials and equipment not yet incorporated into the Work but delivered and suitably stored either at the site of the Project or at some other appropriate location of which Contractor has given Owner written notice shall be considered partially completed items of Work for purposes of an Application for Payment, and may be included therein, provided that with respect to materials and equipment delivered and suitably stored other than at the job site, Contractor, upon request, will furnish Owner bills of sale or other documentation satisfactory to establish Owner's title to such materials and equipment and otherwise to protect Owner's interest therein and Contractor shall remain responsible for the security of such materials.

          C. Within twenty (20) days after Owner's receipt of an Application for Payment, Owner shall pay, or cause Owner's lender to pay, to Contractor the amount requested; provided, however, that if any item on the Application for Payment is disputed, Contractor shall be notified of such dispute and shall submit verification of such item or a revised Application for Payment. The interest on such disputed payment shall accrue for the benefit of the prevailing party. The non-disputed amount shall be paid immediately.

          D. Owner shall hold back ten percent (10.00%) of each payment as a "RETENTION". Such Retention shall be paid to Contractor at the completion of the Project as provided in this Agreement.

          E. Should Contractor neglect or refuse to pay amounts owing as set forth in Section 8.4 (iii), Owner, after giving five (5) days' written notice to Contractor of his intention to do so, shall have the right but not the obligation to pay any such amount directly. In such event, said payment shall be treated as a Progress Payment made for the benefit of Contractor.

     8.2  FINAL PAYMENT.   Upon Substantial Completion, Owner shall pay the
          -------------
remaining balance ("FINAL PAYMENT") of the Contract Sum, including Retention to the Contractor, less one hundred percent (100.00%) of all amounts specified by Owner's Construction Consultant as the estimated cost of completion of Punch List work ("PUNCH LIST RETENTION"). Upon the completion of the Punch List work, the Owner's Construction Consultant shall issue a "CERTIFICATE OF COMPLETION". Within thirty-five (35) days of the issuance of the Certificate of Completion, Owner shall pay to Contractor the Punch List Retention.

     8.3  LIEN RELEASES.   Contractor agrees to furnish in connection with each
          -------------
payment application such statutory lien waiver and release forms as Owner may request for work, labor, equipment and/or material used in performance of this Agreement, executed by Contractor and all other individuals, firms and/or entities performing work and/or furnishing labor, equipment and/or materials under this Agreement. No payment hereunder shall be made, except at Owner's option, until and unless Contractor has submitted all waiver and release forms requested by Owner. Any payment made hereunder prior to completion and acceptance of the Work shall not be construed as evidence of acceptance of any part of the Work.

     8.4  RIGHT TO WITHHOLD FUNDS.  Owner may withhold, or on account of
          -----------------------
subsequently discovered evidence nullify, the whole or a part of any payment under this Article 8 to such extent as may be necessary to protect Owner from loss, including costs and attorneys' fees, resulting from or in connection with
(i) defective work not remedied; (ii) claims filed or reasonable evidence indicating probable filing of a claim or claims; (iii) failure of Contractor to make payments properly to or on behalf or on account of its subcontractors, agents or employees and/or for material, equipment and/or union trust fund benefits; (iv) damage to work of other contractors, subcontractors, agents and/or employees employed by Owner; or
(v) failure of Contractor to provide Certificates of Insurance, indicating compliance with the provisions of this Agreement.

     8.5  LENDER REQUIREMENTS. Contractor agrees to Comply with the requirements
          -------------------
of Owner's lender with respect to Progress Payments, Retention, Lien Releases and Applications for payment .

                                   ARTICLE 9
                         TERMINATION OF THIS AGREEMENT

     9.1  DEFAULT BY CONTRACTOR. If Contractor at any time (i) refuses or
          ---------------------
neglects to supply a sufficient number of properly skilled workers or a sufficient quantity of materials of proper quality, (ii) is adjudicated a bankrupt, files an arrangement proceeding, commits any act of insolvency, or makes an assignment for the benefit of creditors without Owner's consent, (iii) fails to make prompt payment to persons furnishing labor, equipment and/or materials, or to cause the effect of any suit or lien to be removed within ten
(10) days after written demand, (iv) fails in any material respect to properly and diligently prosecute the Work, (v) becomes delinquent with respect to contributions or payment required to be made to any employee benefit program or trust, or (vi) otherwise fails to perform fully and completely all of the agreements herein contained, Contractor shall be in default. If Contractor fails to cure the default within five (5) business days after written notice thereof by Owner, Owner may, at its sole option, (a) remedy such default and deduct the cost thereof from any money then due or thereafter to become due to Contractor under this Agreement; or (b) terminate Contractor's right to proceed with the Work. In the event Owner elects to terminate, Owner shall have the right to enter upon the premises of the Project and, for the purpose of completing the Work, take possession of all materials, tools and equipment of Contractor, and may employ any other person or persons to finish the Work and provide the materials therefor. In case of such default termination, Contractor shall not be entitled to receive any further payment under this Agreement until the Work is completely finished. At that time, if the unpaid balance of the amount to be paid under this Agreement exceeds the expenses incurred by Owner in finishing the Work, such excess shall be paid by Owner to Contractor; but, if such expense shall exceed such unpaid balance, then Contractor shall promptly pay to Owner the amount by which such expense exceeds such unpaid balance. The expense referred to in the last sentence shall include expenses incurred by Owner for furnishing materials, for finishing the Work, for attorneys' fees, and for any damages sustained by Owner by reason of Contractor's default, plus a markup of ten percent (10%) general overhead and five percent (5%) profit on any and all of such expenses; and Owner shall have a lien upon all materials, tools and equipment taken possession of, as aforesaid, to secure the payment thereof.

     9.2   UNFORESEEN GOVERNMENT REGULATION. Notwithstanding anything to the
           --------------------------------
contrary in this Agreement, should the Project be delayed because of governmental regulation not in existence on the Effective Date, or because of intervention by a governmental agency, other than those agencies which issue building permits, for a period of ninety (90) days, Owner shall have a right to terminate and Contractor shall have a right to reimbursement of all costs and expenses of construction to the date of termination, less any amounts previously paid by Owner.

                                  ARTICLE 10
                           MISCELLANEOUS PROVISIONS

     10.1  HAZARDOUS SUBSTANCES. In the event Contractor discovers any toxic
           --------------------
substance or hazardous material, as either of those terms may be defined under state or federal law, or as defined below, Contractor shall promptly advise Owner, in writing, of the existence of such condition. For purposes of this Agreement, "HAZARDOUS MATERIALS" shall include, but not be limited to, substances defined as "hazardous substances", "hazardous materials", "hazardous waste", "toxic substances", regulations under any federal, state or other governmental statute, ordinance, rule, regulation or policy.

     10.2  ASSIGNMENT. Contractor shall not without written consent of Owner,
           ----------
which may be withheld in Owner's sole discretion, assign or transfer Contractor's rights or obligations under this Agreement. Owner may assign or transfer the whole or any part of this Agreement and Owner's rights and obligations hereunder, to any corporation, individual or partnership selected by Owner. Upon the effective date of such assignment by Owner, Owner shall be entirely released from any and all obligations set forth in this Agreement that may arise following such effective date, and Owner's assignee shall thereafter be fully responsible for complying with such obligations. In the event that, following the date of Owner's assignment of its rights and obligations set forth in this Agreement, Owner's assignee defaults in the performance of any of its obligations set forth herein, Contractor agrees that Owner shall have no liability as a result of such default and Contractor shall look solely to Owner's assignee for any of Contractor's available legal and/or equitable remedies.

     10.3  PARTIES IN INTEREST. There are no third party beneficiaries of this
           -------------------
Agreement. None of the provisions of this Agreement or of any other document relating hereto is intended to provide any rights or remedies to any person or entity (including, without limitation, any employees, creditors, or subcontractors of the parties) other than the parties hereto and their respective heirs, successors and permitted assigns, if any. Specifically, this agreement shall not be construed to create any contractual relationship between Contractor and engineer, or between Owner and engineer or Owner and any subcontractor.

     10.4  ENTIRE AGREEMENT. This Agreement and all exhibits attached hereto
           ----------------
contain all of the covenants, conditions and agreements between the Parties and shall supersede all prior correspondence, agreements and understandings, both verbal and written relating to the subject matter of this Agreement.

     10.5  ATTORNEYS' FEES. In the event of any legal or equitable proceeding
           ---------------
for enforcement of any of the terms or conditions of this Agreement, or any alleged disputes, breaches, defaults or misrepresentations in connection with any provision of this Agreement, the prevailing party in such action, or the non-dismissing party where the dismissal occurs other than by reason of a settlement, shall be entitled to recover its reasonable costs and expenses, including, without limitation court costs and reasonable attorneys' fees and costs of defense paid or incurred in good faith.

     10.6  ARBITRATION OF DISPUTES. All claims, disputes and other matters in
           -----------------------
question between the parties to this Agreement arising out of or relating to this Agreement or the breach thereof, shall be decided by mandatory and binding arbitration in accordance with the construction industry rules of the American Arbitration Association ("AAA") currently in effect unless the parties mutually agree otherwise. The following procedures shall apply:

           A. Demand for arbitration shall be filed in writing with the other party to this Agreement and with the AAA. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter in question has arisen. In no event shall the demand for arbitration be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statute of limitations.

           B. In the event that any party to this Agreement becomes a party to an arbitration under rules of the AAA with a third party relating to the Project, each party to this Agreement agrees to become joined as a party to and bound by said arbitration on the demand of any party to said arbitration. The parties hereto agree that all agreements relating to the Project with the Architect, contractors, subcontractors, materialmen and other parties providing work, services, material or equipment shall provide for arbitration under the AAA rules, joinder and arbitration provisions in agreements with third parties, all substantially as set forth in this Section 10.6.

           C. The award rendered by the arbitrator or arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

           D. Each party to the arbitration shall pay its own filing fees, AAA costs and share of arbitrator compensation. Arbitration compensation shall be borne equally by the parties to the arbitration. The prevailing party or parties shall be entitled to recover from the non-prevailing party or parties all attorneys' fees and costs, including fees and costs for legal assistants and expert witnesses, and including all fees and costs incurred relative to any challenge or appeal of the arbitration award, or confirmation by a court of law. The arbitrator or arbitrators shall specify in the award which party or parties prevailed and include in the amount of the award attorneys' fees and costs assessed.

          E. NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION DECIDED BY NEUTRAL ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS THOSE RIGHTS ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR AGREEMENT TO THIS ARBITRATION PROVISION IS VOLUNTARY.

          "WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION."

          Owner: __________________    Contractor: /s/  SIGNATURE ILLEGIBLE
                                                   -----------------------------

          F. While any such arbitration is pending, Contractor shall continue to perform under the terms and conditions of this Agreement unless the arbitration involves, nonpayment of Contract Sums when due.

     10.7  AUTHORITY. Each person executing this Agreement on behalf of a Party
           ---------
to this Agreement hereby represents and warrants that he or she has authority to execute this Agreement on behalf of a Party.

     10.8  AMENDMENT. The provisions of this Agreement may be modified in
           ---------
writing at any time by agreement of the Parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

     10.9  WAIVER. Any of the terms and conditions of this Agreement may be
           ------
waived at any time, in writing, by the Party entitled to the benefit thereof, but no such waiver shall affect or impair the rights of a waiving Party to require observance, performance, or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition hereof.

     10.10     CAPTIONS. All paragraph captions are for reference only and shall
               --------
not be considered in construing this Agreement.

     10.11     SEVERABILITY. If any provision of this Agreement is declared
               ------------
illegal, invalid or unenforceable in any jurisdiction, then such portion or provision shall be deemed to be severable from this Agreement as to such jurisdiction (but, to the extent permitted by law, not elsewhere) and in any event such illegality, invalidity or unenforceability shall not affect the remainder hereof, unless such provision is held to be a material provision or otherwise goes to the essence of the Agreement.

     10.12     NOTICES. All notices required to be given pursuant to the terms
               -------
hereof shall be in writing and either delivered by hand delivery, facsimile machine, or deposited in the United States mail first-class, postage prepaid or with a commercial overnight courier service, and addressed as follows:

     TO OWNER:           Swiss American Sausage Co.
                         35 Williams Avenue
                         San Francisco, California 94124
                         Attention:  Theodore L. Arena, President

     WITH COPY TO:       Provena Foods Inc.
                         5010 Eucalyptus Avenue
                         Chino, California 91710
                         Attention:  Thomas J. Malroney, CFO

     TO CONTRACTOR:      A.P. Thomas Construction, Inc.
                         10293 Rockingham Drive, Suite 101
                         Sacramento, California

     TO DEVELOPER:       Panattoni Development Company
                         3620 Fair Oaks Boulevard, Suite 150
                         Sacramento, California 95864

     Notices shall be deemed delivered upon actual receipt of such notices or the refusal to accept delivery of such notices. The foregoing addresses may be changed by written notice to the other Party as provided herein.

     10.13     EXHIBITS. All Exhibits attached hereto are made a part hereof and
               --------
incorporated herein by reference thereto.

     10.14     TIME. Time is of the essence of every provision herein contained.
               ----

     10.15     GOVERNING LAW. This Agreement is executed and intended to be
               -------------
performed in the State in which the Project is located, and the laws of that State shall govern its interpretation and effect, without regard to the principles of conflicts of laws.

     10.16     DRAFTING; EXHIBITS. The drafting and negotiation of this
               ------------------
Agreement and all exhibits have been participated in by each of the Parties, and for all purposes this Agreement and exhibits shall be deemed to be drafted jointly by each of the Parties. Accordingly, no interpretation will be applied construing any party as the drafting Party. All exhibits referred to herein, whether or not actually attached are fully incorporated by reference as though set forth at length herein.

     10.17     INTERPRETATION OF AGREEMENT, PLANS AND SPECIFICATIONS. The
               -----------------------------------------------------
Agreement and Plans and Specification are intended to supplement one another. In case of conflict, however, the Specifications shall control the Plans, and the provisions of this Agreement shall control both. In the event that the Work is displayed on the Plans but not called for in the Specifications, or in the event the Work is called for in the Specifications but not displayed on the Plans, Contractor shall be required to perform the Work as though it were called for and displayed in both places.

     IN WITNESS WHEREOF, the parties hereto have executed one or more copies of this Agreement the day and year first above written.

OWNER:                                  CONTRACTOR:

SWISS AMERICAN SAUSAGE CO.,             A.P. THOMAS CONSTRUCTION, INC.,
DIVISION OF PROVENA FOODS INC.,         a California Corporation
a corporation organized under
the laws of the State of
California                              By: /s/  SIGNATURE ILLEGIBLE
                                            ---------------------------------

                                        Its: President
                                             --------------------------------

                                        Date: 7/2/98
                                              -------------------------------
By:_____________________________

Its:____________________________

Date:___________________________

DEVELOPER:

CATLIN PROPERTIES, INC., a
California corporation


By: /s/   SIGNATURE ILLEGIBLE
    ----------------------------
Its: CHIEF FINANCIAL OFFICER
     ---------------------------
Date:  6/25/98
      --------------------------

                                   EXHIBIT A

                            DESCRIPTION OF PROJECT
                            ----------------------

Lot 3 of TRACT NO. 2208 CROSSROADS COMMERCIAL/INDUSTRIAL PARK UNIT NO. 1, in the County of San Joaquin, State of California, as per Map thereof recorded in Book 31 of Maps, Page 70, San Joaquin County Records.

                                   EXHIBIT B

                                     WORK

                                   EXHIBIT C

                              CONTRACT DOCUMENTS

                                      -1-